Exhibit 99.1

LEASING FUND

TWELVE, LLC

ANNUAL

PORTFOLIO OVERVIEW

2010

Letter from the CEOs                                                                                                                        As of April 20, 2011

Dear investor in ICON Leasing Fund Twelve, LLC:

We write to briefly summarize our activity for the year ended 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of December 31, 2010, Fund Twelve was in its operating period.  As of December 31st, Fund Twelve had invested $322,891,364 of equity in $652,129,0001 worth of business-essential equipment and corporate infrastructure.  We invested $33,727,424 in total equity over the 20102 calendar year.  Further, our distribution coverage ratio3 for the 2010 calendar year was approximately 230.90%.  As of December 31st, Fund Twelve held $27,480,852 of capital available from its investments for future reinvestment and maintained a leverage ratio of .91:14.  During the fourth quarter of 2010, Fund Twelve collected 97.91%5 of all scheduled receivables, with the uncollected receivables relating to the auto parts manufacturing equipment on lease to Sealynx Automotive Transieres (“Sealynx”).  You can read about Sealynx in further detail in the portfolio overview section that follows this letter.

During the 2010 calendar year, we actively invested our capital in financings secured by business-essential equipment and corporate infrastructure.  More recently, in the fourth quarter of 2010, Fund Twelve purchased information technology equipment and leased it to Broadview Networks Holdings, Inc. and its affiliate.

We continue to actively manage our investments by working with our lessees and borrowers to help them accomplish their business goals while at the same time aiming to achieve our economic return on these investments.  In the fourth quarter of 2010, we restructured the financing arrangements with affiliates of Northern Leasing Systems, Inc. by extending the terms of certain promissory notes and increasing the interest rates 1.50% to rates ranging from 9.47% to 9.90% per year.  Also, during the quarter, Appleton Papers, Inc. agreed to satisfy in full its remaining obligations under the loan agreement by prepaying the aggregate amount of outstanding principal and interest of approximately $17,730,000.  In connection with the prepayment, Fund Twelve collected a prepayment fee in the amount of $1,210,000.  We received a gross cash-on-cash return of approximately 132% in proceeds related to this investment.

We believe our portfolio is performing well and that there will continue to be many opportunities to deploy equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.

2	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.

3	Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.

4	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.

5
Collections as of January 31, 2011.  Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail in the portfolio overview section that follows this letter.

ICON Leasing Fund Twelve, LLC

2010 Annual Portfolio Overview

We are pleased to present ICON Leasing Fund Twelve, LLC’s (the “Fund”) Annual Portfolio Overview for 2010.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $347,686,947 commencing with our initial offering on May 7, 2007 through the closing of our offering on April 30, 2009.

Our operating period commenced on May 1, 2009, during which time we will continue to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments is used to make distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

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On March 29, 2011, ICON AET Holdings, LLC (“ICON AET”), a joint venture owned 25% by the Fund and 75% by ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”), an entity also managed by our Manager, was formed for the purpose of acquiring two Aframax tankers, the Eagle Otome and the Eagle Subaru, and two Very Large Crude Carriers, the Eagle Virginia and the Eagle Vermont. The Eagle Otome and the Eagle Subaru were each acquired for a purchase price of $13,000,000, comprised of $4,000,000 in cash and $9,000,000 in a non-recourse loan.  Simultaneously with the purchases, the Eagle Otome and the Eagle Subaru were bareboat chartered to AET, Inc. Limited (“AET”) for a period of thirty-six months.  The Eagle Virginia and the Eagle Vermont were each acquired for a purchase price of $72,000,000, comprised of $17,000,000 in cash and $55,000,000 in a non-recourse loan.  Simultaneously with the purchases, the Eagle Virginia and the Eagle Vermont were bareboat chartered to AET for a period of one hundred twenty months.  To acquire the vessels, wholly-owned subsidiaries of ICON AET borrowed an aggregate amount of $128,000,000 in non-recourse loans from DVB Bank SE. The proceeds of the loan used to purchase the Eagle Otome and the Eagle Subaru have a thirty-six month term and the proceeds of the loan used to purchase the Eagle Virginia and the Eagle Vermont have a one hundred twenty month term. The loan is secured by, among other things, a first priority security interest in each of the vessels, the earnings from each of the vessels, and the equity interests of each of ICON AET’s subsidiaries that directly own each vessel. The obligations of AET under each of the bareboat charters are guaranteed by AET’s parent company, AET Tanker Holdings Sdn. Bhd.  We paid an acquisition fee to our Manager in the amount of approximately $1,302,000 relating to this transaction.

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On March 31, 2011, we, through our wholly-owned subsidiary, ICON Broadview, LLC (“ICON Broadview”), purchased information technology equipment for approximately $1,950,000 and simultaneously leased the equipment to Broadview Networks Holdings, Inc. and Broadview Networks Inc. (collectively, “Broadview”) for a period of thirty-six months, commencing on April 1, 2011.  Broadview paid interim rent in the aggregate amount of approximately $2,000 for March 31, 2011.

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On April 18, 2011, at the expiration of the lease and in accordance with its terms, we, through our wholly-owned subsidiary, ICON Global Crossing IV, LLC (“ICON Global Crossing IV”), sold telecommunications equipment subject to lease with Global Crossing Telecommunications, Inc. (“Global Crossing”) to Global Crossing for the aggregate amount of approximately $1,188,000.  We received a gross cash-on-cash return of approximately 130% in rental and sale proceeds related to this investment.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of December 31, 2010, our portfolio consisted primarily of the following investments.

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ICON Global Crossing IV owns telecommunications equipment that is subject to various leases with Global Crossing.  We paid purchase prices in the amounts of approximately $21,294,000 and $3,859,000 for the equipment and their respective leases are set to expire on November 30, 2011 and March 31, 2012.  ICON Global Crossing IV borrowed approximately $12,449,000 from CapitalSource Bank (“CapitalSource”).  In connection with the loan, CapitalSource received a security interest in ICON Global Crossing IV’s leases with Global Crossing.  The loan is payable monthly in arrears through March 1, 2012.  Interest is computed at a rate of 9% per year throughout the term of the loan.

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We, through our wholly-owned subsidiary, ICON Palmali 12, LLC (“ICON Palmali 12”), and ICON Palmali 14, LLC (“ICON Palmali 14”), a wholly-owned subsidiary of Fund Fourteen, participated in a $96,000,000 loan facility by making second priority secured term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) for the purchase of two Aframax tanker vessels, the Shah Deniz and the Absheron (each, a “Palmali Vessel,” and collectively, the “Palmali Vessels”).  ICON Palmali 12 and ICON Palmali 14 made loans in the aggregate amounts of $9,600,000 and $14,400,000, respectively, to Ocean Navigation.  Interest on the loans accrues at a rate of 15.25% per year and is payable quarterly in arrears for a period of six years from the delivery date of each Palmali Vessel.  Ocean Navigation has the option to prepay the loans in whole or in part following the third anniversary of the date of the first advance for each Palmali Vessel.  The loans are secured by, among other things, second priority security interests in (i) the Palmali Vessels, (ii) the earnings from the Palmali Vessels and (iii) the equity interests of Ocean Navigation.  In addition, ICON Palmali 12 and ICON Palmali 14 will receive additional security for the loans with a fair market value of not less than $10,000,000 by June 30, 2011.  All of Ocean Navigation’s obligations are guaranteed by its direct and indirect parent companies and affiliates, Palmali Holding Company Limited, Palmali International Holding Company Limited, Palocean Shipping Limited, and Ocean Holding Company Limited.

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We, through our wholly-owned subsidiary, ICON Ionian, LLC (“ICON Ionian”), purchased a product tanker vessel, the Ocean Princess, from Lily Shipping Ltd. (“Lily Shipping”), a wholly-owned subsidiary of the Ionian Group (“Ionian”), for the purchase price of $10,750,000.  Simultaneously with the purchase, the Ocean Princess was bareboat chartered back to Lily Shipping for sixty months.  The purchase price consisted of (i) a non-recourse loan in the amount of $5,500,000, (ii) $950,000 in cash and (iii) a subordinated, interest-free $4,300,000 payable to Lily Shipping, which is due upon the sale of the Ocean Princess in accordance with the terms of the bareboat charter.  If an event of default occurs, ICON Ionian’s obligation to repay the payable is terminated.  The obligations of Lily Shipping are guaranteed by Delta Petroleum Ltd., a wholly-owned subsidiary of Ionian.

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We, through ICON Broadview, own information technology equipment that is subject to lease with Broadview.  We paid purchase prices in the amounts of approximately $602,000, $613,000, and $1,860,000 for the equipment and their respective leases are set to expire on July 31, 2014, August 31, 2014, and December 31, 2014.

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We, through ICON Quattro, LLC (“ICON Quattro”), a joint venture owned 49.127% by us, 40.195% by Fund Fourteen, and 10.678% by an unaffiliated third party, participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”), in the amount of £5,800,000.  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, which consists of railcars, attachments to railcars, bulldozers, excavators, tractors, lowboy trailers, street sweepers, service trucks, forklifts and any other existing or future asset owned by Quattro Plant, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  In addition, ICON Quattro received a key man insurance policy insuring the life of the majority shareholder of Quattro Plant in the amount of £5,500,000.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries, Quattro Hire Limited and Quattro Occupational Academy Limited.  Interest on the secured term loan accrues at a rate of 20% per year and the loan will be amortized to a balloon payment of 15% at the end of the term.  The loan is payable monthly in arrears for a period of thirty three months, which began on January 1, 2010.  Quattro Plant has the option to prepay the entire outstanding amount of the loan beginning January 1, 2012 in consideration for a fee of 5% of the amount being prepaid.  On September 20, 2010, ICON Quattro was notified that Quattro Plant was in default under its senior loan agreement with PNC Financial Services UK Ltd. (formerly known as KBC Bank N.V. (“PNC”)).  As a result of the default, Quattro Plant’s principal payment obligations to ICON Quattro were suspended.  The default was subsequently cured and Quattro Plant was permitted to resume payments of principal to ICON Quattro.  On February 25, 2011, ICON Quattro was notified that Quattro Plant was in default under its senior loan agreement with PNC.  As a result of the default, Quattro Plant’s principal payment obligations to ICON Quattro were suspended.  In consideration for waiving the defaults, Quattro Plant paid ICON Quattro a fee in the amount of £14,500.

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We, through our wholly-owned subsidiary, ICON Faulkner, LLC (“ICON Faulkner”), entered into a Memorandum of Agreement (the “Faulkner MOA”) to purchase the pipelay barge, the Leighton Faulkner, from Leighton Contractors (Asia) Limited (“Leighton Contractors”) for $20,000,000.  Simultaneously with the execution of the Faulkner MOA, ICON Faulkner entered into a bareboat charter with Leighton Contractors for a period of ninety six months commencing on January 5, 2010.  The purchase price for the Leighton Faulkner consisted of $1,000,000 in cash and $19,000,000 in a non-recourse loan, which included $12,000,000 of senior debt pursuant to a senior facility agreement with Standard Chartered Bank, Singapore Branch (“SCB”) and $7,000,000 of subordinated seller’s credit.  The loan has a term of five years, with an option to extend for another three years. The interest rate has been fixed pursuant to a swap agreement.  All of Leighton Contractors’ obligations are guaranteed by its ultimate parent company, Leighton Holdings Limited (“Leighton Holdings”), a publicly traded company on the Australian Stock Exchange.

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We, through ICON Atlas, LLC (“ICON Atlas”), a joint venture owned 49.54% by us, 40.53% by Fund Fourteen, and 9.93% by an unaffiliated third party, purchased four Ariel natural gas driven gas compressors and four Ariel electric driven gas compressors from AG Equipment Co. for the aggregate purchase price of approximately $11,298,000.  Simultaneously with the purchases, ICON Atlas entered into a forty-eight month lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”) that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.

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We own a saturation diving system that we acquired from Swiber Engineering Ltd. (“Swiber”) through our wholly-owned subsidiary, ICON Diving Marshall Islands, LLC, for $10,000,000, comprised of $8,000,000 in cash and a $2,000,000 subordinated seller’s credit.  Simultaneously with the purchase, we entered into a lease with our wholly-owned subsidiary, ICON Diving Netherlands B.V. (“ICON Diving”).  ICON Diving then entered into a sixty month lease with Swiber Offshore Construction Pte. Ltd. (“Swiber Construction”) that is scheduled to expire on June 30, 2014.  All of the obligations of Swiber Construction are guaranteed by its parent company, Swiber Holdings Limited (“Swiber Holdings”).

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We own a 300-man accommodation and work barge, the Swiber Victorious (the “Barge”), equipped with a 300-ton pedestal mounted offshore crane that is subject to a ninety six month bareboat charter with Swiber Offshore Marine Pte. Ltd. (“Swiber Marine”).  The Barge was purchased by Victorious, LLC (“Victorious”), a Marshall Islands limited liability company that is controlled by us through our wholly-owned subsidiary, ICON Victorious, LLC (“ICON Victorious”), from Swiber for $42,500,000.  The purchase price was comprised of (i) a $19,125,000 equity investment from ICON Victorious, (ii) an $18,375,000 contribution-in-kind by Swiber, and (iii) a subordinated, non-recourse and unsecured $5,000,000 payable.  The payable bears interest at 3.5% per year, accrues interest quarterly, and is only required to be repaid after we achieve our minimum targeted return.  At the end of the charter, Swiber Marine has the option to purchase the Barge for $21,000,000 plus 50% of the difference between the then fair market value less $21,000,000. ICON Victorious is the sole manager of Victorious and holds a senior, controlling equity interest and all management rights with respect to Victorious.  Swiber holds a subordinate, non-controlling equity interest in Victorious and the obligations of the various Swiber entities that are parties to the transaction are guaranteed by Swiber Holdings.  In addition, Victorious was granted a first priority mortgage in the Barge as security for Swiber Construction’s obligations under its lease with ICON Diving.  The obligations of Swiber Construction, Swiber, and Swiber Holdings are subordinate only to ICON Victorious’ rights in the Barge.

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ICON ION, LLC (“ICON ION”), a joint venture owned 52.087% by us, 42.616% by Fund Fourteen, and 5.297% by an unaffiliated third party, made secured term loans to ARAM Rentals Corporation and ARAM Seismic Rentals, Inc. (collectively, the “ARAM Borrowers”) in the aggregate amount of $20,000,000. The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment owned by the ARAM Borrowers and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loans are payable monthly for a period of sixty months, beginning on August 1, 2009.

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We own two Aframax product tankers which we acquired from Aframax Tanker I AS through our wholly-owned subsidiary, ICON Eagle Holdings, LLC (“ICON Eagle Holdings”).  ICON Eagle Auriga Pte. Ltd., a wholly-owned subsidiary of ICON Eagle Holdings, purchased the M/V Eagle Auriga (the “Eagle Auriga”) for $42,000,000, comprised of $14,000,000 in cash and $28,000,000 in a non-recourse loan.  ICON Eagle Centaurus Pte. Ltd., also a wholly-owned subsidiary of ICON Eagle Holdings, purchased the M/V Eagle Centaurus (the “Eagle Centaurus”) for $40,500,000, comprised of $13,500,000 in cash and $27,000,000 in a non-recourse loan. The Eagle Auriga and the Eagle Centaurus are subject to eighty-four month bareboat charters with AET that expire on November 14, 2013 and November 13, 2013, respectively.

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A 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (“Eagle Carina”), was purchased from Aframax Tanker II AS by ICON Eagle Carina Pte. Ltd., a wholly-owned subsidiary of ICON Eagle Carina Holdings, LLC, a joint venture owned 64.30% by us and 35.70% by ICON Income Fund Ten, LLC, an entity also managed by our Manager (“Fund Ten”).  The Eagle Carina was acquired for $39,010,000, comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

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A 95,634 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Corona (“Eagle Corona”), was purchased from Aframax Tanker II AS by ICON Eagle Corona Pte. Ltd., a wholly-owned subsidiary of ICON Eagle Corona Holdings, LLC, a joint venture owned 64.30% by us and 35.70% by Fund Ten.  The Eagle Corona was acquired for $41,270,000, comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

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We, along with Fund Fourteen, made a secured term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”) in the aggregate amount of $8,000,000.  The Fund and Fund Fourteen contributed $3,200,000 and $4,800,000, respectively, to make the loan.  The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets (excluding accounts receivable and inventory) including, but not limited to, all equipment used in EMS’s metal cladding operation consisting of furnaces, rolling mills, winders, slitters and production lines, as well as all contract rights, patents and licenses, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, (iii) a pledge of the equity of EMS, and (iv) a second priority security interest in all of EMS’s accounts receivable and inventory.  Interest on the loan accrues at a rate of 13% per year and is payable monthly in arrears for a period of forty-eight months.  EMS will make interest only payments for the first six months, followed by forty-two monthly payments of principal and interest.  EMS has the option to prepay the loan in full at any time after thirty-six months in consideration for a fee of 3% of the outstanding principal amount.  Throughout the term of the loan, the Fund and Fund Fourteen will collect an annual collateral monitoring fee in the aggregate amount of $80,000 on the anniversary of the loan.  In the event that EMS prepays the loan, the annual collateral monitoring fees will be due upon prepayment by EMS.

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ICON Pliant, LLC (“ICON Pliant”) acquired from Pliant Corporation (“Pliant”) and simultaneously leased back equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and ICON Leasing Fund Eleven, LLC (“Fund Eleven”), an entity also managed by our Manager, have ownership interests of 45% and 55% in ICON Pliant, respectively.  The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to restructure its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high-yield creditors.  On September 22, 2009, Pliant assumed its lease with ICON Pliant in full as part of its financial restructuring and on December 3, 2009, Pliant emerged from bankruptcy.  As of December 31, 2010, Pliant has made all of its lease payments.

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ICON Northern Leasing, LLC, a joint venture owned 52.75% by us, 35% by Fund Eleven, and 12.25% by Fund Ten (“ICON Northern Leasing”), purchased four promissory notes (the “Notes”) at a significant discount and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006.  Interest on the Notes accrues at rates ranging from 9.47% to 9.90% per year and the Notes are scheduled to mature at various dates between December 15, 2011 and February 15, 2013.  The aggregate purchase price for the Notes was approximately $31,573,000 and the Notes are secured by an underlying pool of leases for credit card machines.  Our share of the purchase price was approximately $16,655,000.

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We, through our wholly-owned subsidiary, ICON Northern Leasing II, LLC (“ICON Northern Leasing II”), made a senior secured loan in the amount of approximately $7,870,000 to Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”), affiliates of Northern Leasing Systems, Inc. (“Northern Leasing”), pursuant to a Master Loan and Security Agreement, dated March 31, 2009. The loan accrues interest at a rate of 18% per year through November 15, 2013 and is secured by a first priority security interest in an underlying pool of leases for credit card machines of NCA XV, a second priority security interest in an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing) and a limited guaranty from Northern Leasing of up to 10% of the loan amount.

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Our wholly-owned entities, ICON Mynx Pte. Ltd. (“ICON Mynx”), ICON Stealth Pte. Ltd. (“ICON Stealth”), and ICON Eclipse Pte. Ltd., purchased an accommodation and work barge, the Leighton Mynx, and the pipelay barges, the Leighton Stealth and the Leighton Eclipse, from Leighton Offshore Pte. Ltd. (“Leighton”) (previously known as Leighton Contractors (Singapore) Pte. Ltd.) for the aggregate amount of $133,000,000.  Each of ICON Mynx, ICON Stealth, and ICON Eclipse entered into a bareboat charter to charter its respective vessel to Leighton for a period of ninety-six months.  The Leighton Mynx was purchased for $10,000,000, consisting of $450,000 in cash and $9,550,000 in a non-recourse loan, which included $6,000,000 of senior debt pursuant to an amended senior facility agreement (the “Amended Facility Agreement”) with SCB and $3,550,000 of subordinated seller’s credit. The Leighton Stealth was purchased for $48,000,000, consisting of $2,250,000 in cash and $45,750,000 in a non-recourse loan, which included $28,800,000 of senior debt pursuant to the Amended Facility Agreement and $16,950,000 of subordinated seller’s credit.  The Leighton Eclipse was purchased for $75,000,000, consisting of $3,500,000 in cash and $71,500,000 in a non-recourse loan, which included $45,000,000 of senior debt pursuant to the Amended Facility Agreement and $26,500,000 of subordinated seller’s credit.  The Amended Facility Agreement will be repaid in quarterly installments beginning on March 31, 2011 and interest will be fixed pursuant to a swap agreement with SCB.  ICON Mynx upgraded the Leighton Mynx by installing a helicopter deck, crane, and accommodation unit for $20,000,000.  The upgrades were financed with $2,000,000 in cash and $18,000,000 in non-recourse loans, which includes $4,000,000 of subordinated contractor’s credit and $14,000,000 of senior debt pursuant to the Amended Facility Agreement.  ICON Mynx further upgraded the Leighton Mynx by installing a Matowac crawler crane for $3,500,000.  The upgrade was financed with $1,050,000 in cash and $2,450,000 in a non-recourse loan pursuant to the Amended Facility Agreement.  In consideration for financing the upgrades, ICON Mynx and Leighton agreed to amend the bareboat charter for the Leighton Mynx to, among other things, increase the amount of monthly charter hire payable by Leighton and increase the value of the purchase option price at the expiry of the bareboat charter.  All of Leighton’s obligations are guaranteed by Leighton Holdings.

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A Bucyrus Erie model 1570 Dragline (the “Dragline”) subject to a sixty month lease with Magnum Coal Company and its subsidiaries that commenced on June 1, 2008.  We, through our wholly-owned subsidiary, ICON Magnum, LLC, acquired title to the Dragline for a purchase price of approximately $12,461,000.

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Mining equipment, consisting of three 100-ton haul trucks and one 14-cubic yard wheel loader, that was purchased through our wholly-owned subsidiary, ICON Murray, LLC, for approximately $3,348,000.  The equipment is subject to a lease with American Energy Corporation (“American Energy”) and Ohio American Energy, Incorporated.  We also own pan line and hauling equipment used in underground long wall mining that was purchased through our wholly-owned subsidiary, ICON Murray II, LLC, for approximately $3,196,000.  That equipment is subject to a lease with American Energy and The Ohio Valley Coal Company that is set to expire on December 31, 2011.  The obligations under the leases are guaranteed by Murray Energy Corporation.  On September 10, 2010, American Energy notified our Manager of its intention to purchase the mining equipment on lease from ICON Murray.  On March 4, 2011, we sold the equipment on lease to American Energy for the amount of approximately $1,798,000.  We received a gross cash-on-cash return of approximately 139% in rental and sale proceeds related to this investment.

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Fourteen 2009 MCI D4505 passenger buses (the “Buses”) that were purchased through our wholly-owned subsidiary, ICON Coach, LLC (“ICON Coach”), for approximately $5,314,000 from CUSA PRTS, LLC (“CUSA”), an affiliate of Coach America Holdings, Inc. (“Coach”).  The equipment is subject to a lease with CUSA that is set to expire on March 31, 2014 and the obligations of CUSA are guaranteed by Coach.  On December 11, 2009, ICON Coach borrowed approximately $3,207,000 from Wells Fargo Equipment Finance, Inc. (“Wells Fargo”) pursuant to a non-recourse loan agreement.  The loan is secured by, among other things, a first priority security interest in the Buses owned by ICON Coach.  The loan is payable monthly for a period of thirty-eight months, beginning on January 1, 2010.  Interest is computed at a rate of 7.5% per year throughout the term of the loan.  On February 25, 2010, we agreed to amend the master lease agreement and guaranty to, among other things, modify certain financial covenants.  In connection with the amendment, ICON Coach received an amendment fee in the amount of $33,900.

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ICON MW, LLC, a joint venture owned 93.67% by us and 6.33% by Fund Eleven, owns machining and metal working equipment subject to lease with LC Manufacturing, LLC, MW Crow, Inc., MW Scott, Inc., AMI Manchester, LLC, Gallant Steel, Inc., and MW General, Inc.  We originally acquired the equipment leased to LC Manufacturing and Crow for an aggregate purchase price of $18,990,000 and it is subject to sixty month leases that commenced on January 1, 2008.

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ICON EAR, LLC (“ICON EAR”), a joint venture owned 55% by us and 45% by Fund Eleven, acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,814,000 for our interest in the equipment. ICON EAR also acquired and simultaneously leased back to EAR semiconductor manufacturing equipment for a total purchase price of approximately $8,795,000.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  EAR’s obligations under the lease are secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  The leases commenced on July 1, 2008 and continue for a period of sixty months.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including ICON EAR.  On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  On June 2, 2010, ICON EAR sold a parcel of real property in Jackson Hole, Wyoming for $800,000.  On June 7, 2010, ICON EAR received a judgment in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations.  ICON EAR had the New York State Supreme Court judgments recognized in Illinois, where the principals live, and are attempting to collect on such judgments.  On March 16, 2011, ICON EAR sold a parcel of real property in Jackson Hole, Wyoming for a net purchase price of approximately $1,183,000.  At this time, it is not possible to determine the ability of ICON EAR to collect the amounts due under its respective leases from EAR’s principals.

•
We, along with Fund Fourteen, participated in an approximately $150,000,000 loan facility by making a secured term loan to Northern Crane Services Inc. (“Northern Crane”) in the aggregate amount of $15,000,000.  The Fund and Fund Fourteen contributed $9,750,000 and $5,250,000, respectively, to make the loan.  The loan is secured by, among other things, a second priority security interest in all of the assets of Northern Crane and its subsidiaries, consisting of (i) lifting and transportation equipment such as all-terrain, crawler, rough terrain, carry deck/hydraulic, and boom truck cranes, heavy haul tractors, and multi-axle platform trailers, (ii) accounts receivable, (iii) any other existing or future assets owned by Northern Crane and its subsidiaries, and (iv) a pledge of the equity of Northern Crane and its subsidiaries.  Interest on the loan accrues at a rate of 15.75% per year and is payable quarterly in arrears for a period of fifty-four months beginning on October 1, 2010.  With the final payment, the Fund and Fund Fourteen will receive a one time balloon payment in the aggregate amount of 32.50% of the outstanding loan amount.  Northern Crane has the option to prepay the loan (in whole or at least $5,000,000) between months nineteen and thirty-six in consideration for a fee of 3% of the outstanding principal amount.  There is no fee if the loan is prepaid between months thirty-seven and fifty-four. All of Northern Crane’s and its subsidiaries’ obligations under the loan are guaranteed by their ultimate parent company, NC Services Group Ltd. and its subsidiaries.

•
A 51% interest in one 98,507 DWT (deadweight tonnage) Aframax product tanker – the M/T Mayon Spirit (the “Mayon Spirit”).  We acquired our interest in the vessel through a joint venture with Fund Ten.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000.  Simultaneously with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a term of forty-eight months, which is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $8,472,000 in cash.

•
Auto parts manufacturing equipment purchased from Sealynx Automotive Transieres SAS (“Sealynx”) that was simultaneously leased back to Sealynx.  We paid approximately $11,626,000 for the equipment.  The lease commenced on March 3, 2008 and is for a period of sixty months.  The equipment consists of all of Sealynx’s machinery in its operating facility, including its mixing, extrusion and pressing machinery.  As additional security, we received a first lien on Sealynx’s real property located in Transieres, France.  Subsequently, due to the global downturn in the automotive industry, Sealynx requested a restructuring of its lease payments and on January 4, 2010, we restructured the payment obligations of Sealynx under the lease to provide them with cash flow flexibility while at the same time attempting to preserve our projected economic return on this investment.  As additional security for restructuring the payment obligations, we received an additional mortgage over certain real property owned by Sealynx located in Charleval, France valued at €3,746,400 and a guarantee from Sealynx’s parent company, Sealynx Automotive Holding.  On July 5, 2010, Sealynx filed for a conciliation procedure with the Commercial Court of Nanterre requesting it to repay, over a two year period, approximately $1,900,000 of rental payments that became due on July 1, 2010.  On December 7, 2010, Sealynx filed for “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code.  Due to the “Redressement Judiciaire” filing, the conciliation procedure was stayed and at this time it is not possible to determine our ability to collect the amounts due to us in accordance with the lease or the additional security we received.

•
Two handy-size vessels that hold 1,500 TEU (twenty-foot equivalent unit) containers (each a “Vroon Vessel” and, collectively, referred to as the “Vroon Vessels”) from the Vroon Group B.V. (“Vroon”), through our wholly-owned subsidiaries, ICON Arabian Express, LLC and ICON Aegean Express, LLC.  We acquired the Vroon Vessels by making a cash payment of approximately $6,150,000 per Vroon Vessel and a non-recourse loan in the amount of approximately $19,350,000 per Vroon Vessel.  The total aggregate purchase price of the Vroon Vessels was $51,000,000.  We have seventy-two month bareboat charters for the Vroon Vessels with subsidiaries of Vroon that commenced on April 24, 2008.  All obligations of the charterer under each respective bareboat charter are guaranteed by Vroon.

Revolving Line of Credit

We and certain entities managed by our Manager, ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, Fund Ten, Fund Eleven and Fund Fourteen (collectively, the “ICON Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at December 31, 2010 was 4.0%.  Aggregate borrowings by all ICON Borrowers under the Facility amounted to $1,450,000 at December 31, 2010, all of which was attributable to Fund Eleven.  Subsequent to December 31, 2010, Fund Eleven repaid $1,450,000, which reduced its outstanding loan balance to $0.

10% Status Report

As of December 31, 2010, the Leighton Eclipse was the only individual asset that constituted at least 10% of the aggregate purchase price of our equipment portfolio.  The Leighton Eclipse is scheduled to remain on bareboat charter during the 2011 calendar year.

As of December 31, 2010, the Leighton Eclipse had eighty-one monthly payments remaining.  To the best of our Manager’s knowledge, the barge remains seaworthy, is maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under each bareboat charter.

Distribution Analysis

During the year ended December 31, 2010, we continued to make monthly distributions at a rate of 9.65% per year.  From the inception of the offering period, we have made 44 cash distributions to our members.  During the year ended December 31, 2010, we paid our members approximately $33,987,978 in cash distributions.  As of December 31, 2010, a $10,000 investment made at the initial closing would have received $3,404 in cumulative distributions, representing a return of approximately 34% of such initial investment.

	Source of Distributions
	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions

For the year ended
December 31, 2010	$33,987,978	$-	$-	$-	$33,987,978

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we paid certain fees and reimbursements to those parties.  Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001, and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments. The purchase price includes the cash paid, indebtedness incurred, assumed, or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $339,880, $318,725 and $162,440 for the years ended December 31, 2010, 2009 and 2008, respectively.  Additionally, our Manager’s interest in our net income for the years ended December 31, 2010, 2009 and 2008 was $118,755, $138,589 and $59,426, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Years Ended December 31,
Entity	Capacity	Description	2010	2009	2008
ICON Capital Corp.	Manager	Organizational and
		offering expenses (1)	$-	$372,809	$2,273,874
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	-	1,441,563	3,458,030
ICON Capital Corp.	Manager	Acquisition fees (2)	3,849,400	7,669,642	7,905,969
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (3)	3,184,449	3,594,400	2,705,118
ICON Capital Corp.	Manager	Management fees (3)	4,302,374	3,390,239	1,474,993
Total			$11,336,223	$16,468,653	$17,817,984

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(3) Amount charged directly to operations.

At December 31, 2010 and 2009, we had a payable due to our Manager of $319,479 and $482,301, respectively, primarily related to administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	December 31,
	2010	2009
Current assets:
Cash and cash equivalents	$29,219,287	$27,075,059
Current portion of net investment in finance leases	23,535,746	17,565,862
Current portion of notes receivable	16,178,391	22,786,334
Other current assets	3,303,029	1,740,046
Assets held for sale, net	2,496,163	8,982,354

Total current assets	74,732,616	78,149,655

Non-current assets:
Net investment in finance leases, less current portion	155,010,865	139,014,358
Leased equipment at cost (less accumulated depreciation of
$76,473,310 and $43,506,562, respectively)	301,715,924	335,480,153
Notes receivable, less current portion	45,393,778	51,122,271
Investment in joint venture	3,864,617	4,609,644
Other non-current assets, net	13,531,780	12,602,305

Total non-current assets	519,516,964	542,828,731

Total Assets	$594,249,580	$620,978,386

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$56,271,731	$43,305,938
Derivative instruments	7,481,194	4,779,552
Deferred revenue	7,063,111	6,576,971
Due to Manager and affiliates	319,479	482,301
Accrued expenses and other current liabilities	2,899,041	3,154,453

Total current liabilities	74,034,556	58,299,215

Non-current liabilities:
Non-recourse long-term debt, less current portion	156,239,574	176,961,900
Other non-current liabilities	53,259,853	44,082,046

Total non-current liabilities	209,499,427	221,043,946

Total Liabilities	283,533,983	279,343,161

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	256,441,129	278,405,366
Manager	(522,927)	(301,542)
Accumulated other comprehensive loss	(7,989,946)	(5,024,109)

Total Members' Equity	247,928,256	273,079,715

Noncontrolling Interests	62,787,341	68,555,510

Total Equity	310,715,597	341,635,225

Total Liabilities and Equity	$594,249,580	$620,978,386

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,
	2010	2009	2008

Revenue:
Rental income	$61,086,036	$59,604,472	$22,940,645
Finance income	14,967,490	7,246,926	3,695,178
Income from investment in joint venture	626,726	573,040	325,235
Interest and other income	12,026,217	11,066,780	2,385,444
Gain on settlement of interfund
agreement	1,056,555	-	-
Gain on prepayment of note receivable	1,082,257	-	-
Gain on sale of leased assets	521,909	-	-
Loss on assets held for sale	(297,864)	-	-

Total revenue	91,069,326	78,491,218	29,346,502

Expenses:
Management fees - Manager	4,302,374	3,390,239	1,474,993
Administrative expense reimbursements - Manager	3,184,449	3,594,400	2,705,118
General and administrative	2,429,136	2,276,211	1,350,134
Interest	16,888,836	11,616,105	3,086,275
Depreciation and amortization	36,264,305	34,507,641	12,875,095
Bad debt expense	4,409,062	572,721	-
Impairment loss	5,648,959	3,429,316	-
Loss on financial instruments	247,772	25,642	55,495

Total expenses	73,374,893	59,412,275	21,547,110

Net income	17,694,433	19,078,943	7,799,392

Less: Net income attributable to noncontrolling interests	(5,818,968)	(5,220,027)	(1,856,812)

Net income attributable to Fund Twelve	$11,875,465	$13,858,916	$5,942,580

Net income attributable to Fund Twelve allocable to:
Additional Members	$11,756,710	$13,720,327	$5,883,154
Manager	118,755	138,589	59,426

	$11,875,465	$13,858,916	$5,942,580

Weighted average number of additional shares of
limited liability company interests outstanding	348,679	333,979	181,777

Net income attributable to Fund Twelve per weighted
average additional share of limited liability company
interests outstanding	$33.72	$41.08	$32.36

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional
	Shares of			Accumulated
	Limited Liability			Other	Total
	Company Interests	Additional Members	Manager	Comprehensive Loss	Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2007	93,805	$79,657,951	$(18,392)	$(349,950)	$79,289,609	$10,862,758	$90,152,367

Comprehensive income:
Net income	-	5,883,154	59,426	-	5,942,580	1,856,812	7,799,392
Change in valuation of
derivative instruments	-	-	-	(4,455,706)	(4,455,706)	(279,661)	(4,735,367)
Currency translation adjustment	-	-	-	(945,976)	(945,976)	-	(945,976)
Total comprehensive income					540,898	1,577,151	2,118,049
Proceeds from issuance of additional shares
of limited liability company interests	180,184	179,455,836	-	-	179,455,836	-	179,455,836
Sales and offering expenses	-	(19,564,022)	-	-	(19,564,022)	-	(19,564,022)
Cash distributions	-	(16,072,151)	(162,440)	-	(16,234,591)	(1,943,705)	(18,178,296)
Investments in joint ventures by noncontrolling interests	-	-	-	-	-	29,608,538	29,608,538

Balance, December 31, 2008	273,989	229,360,768	(121,406)	(5,751,632)	223,487,730	40,104,742	263,592,472

Comprehensive income:
Net income	-	13,720,327	138,589	-	13,858,916	5,220,027	19,078,943
Change in valuation of
derivative instruments	-	-	-	555,127	555,127	231,872	786,999
Currency translation adjustment	-	-	-	172,396	172,396	-	172,396
Total comprehensive income					14,586,439	5,451,899	20,038,338
Proceeds from issuance of additional shares
of limited liability company interests	74,837	74,561,816	-	-	74,561,816	-	74,561,816
Sales and offering expenses	-	(7,580,626)	-	-	(7,580,626)	-	(7,580,626)
Cash distributions	-	(31,554,863)	(318,725)	-	(31,873,588)	(13,458,787)	(45,332,375)
Shares of limited liability company interests repurchased	(117)	(102,056)	-	-	(102,056)	-	(102,056)
Investments in joint ventures by noncontrolling interests	-	-	-	-	-	36,457,656	36,457,656

Balance, December 31, 2009	348,709	278,405,366	(301,542)	(5,024,109)	273,079,715	68,555,510	341,635,225

Comprehensive income:
Net income	-	11,756,710	118,755	-	11,875,465	5,818,968	17,694,433
Change in valuation of
derivative instruments	-	-	-	(2,233,508)	(2,233,508)	47,876	(2,185,632)
Currency translation adjustment	-	-	-	(732,329)	(732,329)	-	(732,329)
Total comprehensive income					8,909,628	5,866,844	14,776,472
Cash distributions	-	(33,648,098)	(339,880)	-	(33,987,978)	(15,576,612)	(49,564,590)
Shares of limited liability company interests repurchased	(59)	(47,129)	-	-	(47,129)	-	(47,129)
Investments in joint ventures by noncontrolling interests	-	(25,720)	(260)	-	(25,980)	3,941,599	3,915,619

Balance, December 31, 2010	348,650	$256,441,129	$(522,927)	$(7,989,946)	$247,928,256	$62,787,341	$310,715,597

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2010	2009	2008

Cash flows from operating activities:
Net income	$17,694,433	$19,078,943	$7,799,392
Adjustments to reconcile net income to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	(37,274,684)	(36,136,272)	(11,314,201)
Finance income	(14,967,490)	(7,246,926)	(3,695,178)
Income from investment in joint venture	(626,726)	(573,040)	(325,235)
Depreciation and amortization	36,264,305	34,507,641	12,875,095
Interest expense on non-recourse financing paid directly
to lenders by lessees	6,135,867	7,422,605	2,944,076
Interest expense from amortization of debt financing costs	1,251,909	959,712	142,199
Accretion of seller's credit and other	2,261,077	756,948	-
Impairment loss	5,648,959	3,429,316	-
Bad debt expense	4,409,062	572,721	-
Gain on settlement of interfund agreement	(1,056,555)	-	-
Gain on prepayment of note receivable	(1,082,257)	-	-
Gain on sale of leased assets	(521,909)	-	-
Loss on assets held for sale	297,864	-	-
Loss on financial instruments	247,772	25,642	55,495
Changes in operating assets and liabilities:
Collection of finance leases	32,015,785	15,788,477	9,244,453
Other assets, net	(5,921,316)	(11,727,785)	(4,617,634)
Accrued expenses and other current liabilities	(1,926,815)	(692,743)	1,194,823
Deferred revenue	615,268	1,968,260	(1,342,076)
Due to/from Manager and affiliates, net	679,209	62,750	397,763
Distributions from joint venture	626,726	573,040	325,235

Net cash provided by operating activities	44,770,484	28,769,289	13,684,207

Cash flows from investing activities:
Purchase of equipment	(8,701,948)	(69,304,587)	(120,866,253)
Proceeds from sale of equipment	2,962,240	-	-
Investment in joint venture	-	-	(5,615,735)
Distributions received from joint venture in excess of profits	745,027	765,255	240,836
Restricted cash	(921,979)	(1,071,816)	-
Investment in notes receivable	(22,550,000)	(38,359,443)	(38,599,487)
Repayment of notes receivable	37,591,074	19,018,668	5,697,874

Net cash provided by (used in) investing activities	9,124,414	(88,951,923)	(159,142,765)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	12,448,656	3,205,167	27,000,000
Repayments of non-recourse long-term debt	(17,439,876)	(1,740,000)	-
Issuance of additional shares of limited liability company interests,
net of sales and offering expenses	-	66,981,190	159,891,814
Shares of limited liability company interests repurchased	(47,129)	(102,056)	-
Investment in joint ventures by noncontrolling interests	2,864,417	18,807,296	-
Distributions to noncontrolling interests	(15,576,612)	(13,458,787)	(1,943,705)
Cash distributions to members	(33,987,978)	(31,873,588)	(16,234,591)

Net cash (used in) provided by financing activities	(51,738,522)	41,819,222	168,713,518

Effects of exchange rates on cash and cash equivalents	(12,148)	30,093	(1,485)

Net increase (decrease) in cash and cash equivalents	2,144,228	(18,333,319)	23,253,475

Cash and cash equivalents, beginning of the year	27,075,059	45,408,378	22,154,903

Cash and cash equivalents, end of the year	$29,219,287	$27,075,059	$45,408,378

ICON Leasing Fund Twelve LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2010	2009	2008

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$7,254,306	$1,723,285	$-

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest on non-recourse long-term debt
paid directly to lenders by lessees	$37,274,684	$36,136,272	$11,314,201

Equipment purchased with non-recourse long-term debt paid directly by lender	$28,450,000	$85,300,000	$121,699,640

Equipment purchased with subordinated financing provided by seller	$11,000,000	$58,300,000	$-

Investment in joint venture by noncontrolling interest	$1,051,201	$18,381,998	$28,548,220

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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